UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On August 15, 2016, MGM Resorts International (the “Company”), a Delaware corporation, entered into a securities purchase agreement (the “Agreement”) with MGM Resorts International Holdings, Ltd. (“MRIH”), a company incorporated in the Isle of Man and a wholly owned subsidiary of the Company, Grand Paradise Macau Limited (“GPM”), a company incorporated in the Isle of Man and controlled by Ms. Pansy Ho, and Expert Angels Limited (“EA”), a company incorporated in the British Virgin Islands and a wholly owned subsidiary of GPM. Pursuant to the terms of the Agreement, GPM will transfer to MRIH 188,100,000 ordinary common shares (the “MGM China Shares”), or 4.95% of the outstanding ordinary common shares, of MGM China Holdings Limited (“MGM China”), a company incorporated in the Cayman Islands and a subsidiary of the Company. In consideration for the MGM China shares, subject to certain conditions, the Company will issue to MRIH 7,060,492 shares of its common stock, par value $0.01, (the “Shares”) for delivery to EA and pay to GPM or its nominee an initial cash payment of $100 million. In addition, the Company has agreed to cause MRIH to pay GPM or its nominee a deferred cash payment of $50 million, which will be paid to GPM or its nominee over time in amounts equal to the ordinary dividends received on such MGM China Shares, with a final payment on the fifth anniversary of the closing date of the transaction if any portion of the $50 million remains unpaid at that time, subject to certain conditions. Following such transfer, the Company will beneficially own approximately 56% of the ordinary common shares of MGM China.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company is offering and selling the Shares to EA in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D and Regulation S promulgated thereunder. The Company relied, in part, upon representations from each of GPM and EA in the Agreement that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D and that it is not a “U.S. person” as such term is defined in Rule 902 of Regulation S, as well as the fact that the transaction was conducted outside of the United States. In addition, the Company has a pre-existing relationship with the investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

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